UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Portec Rail Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 8, 2007

Dear Shareholder:

We cordially invite you to attend the annual meeting of shareholders of Portec Rail Products, Inc. The annual meeting will be held at the Pullman Plaza Hotel, formerly the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, at 10:00 a.m., local time, on June 14, 2007.

The enclosed notice of annual meeting and proxy statement describe the formal business to be transacted at the annual meeting. During the annual meeting we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that shareholders may have. Also enclosed for your review is our Annual Report to Shareholders, which contains detailed information concerning our activities and operating performance during the year.

The business to be conducted at the annual meeting consists of the election of eleven (11) directors to our Board of Directors. The Board of Directors has determined that the election of the persons nominated to serve as directors is in the best interests of the Company and that of our shareholders. For the reasons set forth in the proxy statement, the Board of Directors recommends a vote “FOR” the election of directors.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. You may also vote your shares by telephone or internet using the instructions on the enclosed proxy or voting instruction card (if those options are available to you). This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Richard J. Jarosinski
President and Chief Executive Officer

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

NOTICE OF
ANNUAL MEETING OF SHAREHOLDERS
To Be Held On June 14, 2007

Notice is hereby given that the annual meeting of shareholders of Portec Rail Products, Inc. will be held at the Pullman Plaza Hotel, formerly the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701 at 10:00 a.m., local time, on June 14, 2007.

A Proxy Card and a Proxy Statement for the annual meeting are enclosed.

The annual meeting is being held for the purpose of considering and acting upon:

1.	the election of directors to the Board of Directors, and

such other matters as may properly come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the proposal to elect directors at the annual meeting on the date specified above or on any date or dates to which the annual meeting may be adjourned. Shareholders of record at the close of business on April 27, 2007 are the shareholders entitled to vote at the annual meeting and at any adjournments.

A list of shareholders entitled to vote at the annual meeting will be available at our main office located at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238 for the period beginning two days after notice of the annual meeting is given through the date of the annual meeting. It also will be available for inspection at the annual meeting itself.

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH OUR CORPORATE SECRETARY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER FOR YOU TO VOTE IN PERSON AT THE ANNUAL MEETING.

By Order of the Board of Directors

Kirby J. Taylor
Corporate Secretary

Pittsburgh, Pennsylvania
May 8, 2007

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. YOU MAY ALSO VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET IF TELEPHONE OR INTERNET VOTING IS AVAILABE TO YOU. VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD SENT TO YOU.

PROXY STATEMENT

Portec Rail Products, Inc.
900 Old Freeport Road
Pittsburgh, Pennsylvania 15238-8250
(412) 782-6000

ANNUAL MEETING OF SHAREHOLDERS
June 14, 2007

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Portec Rail Products, Inc. to be used at our annual meeting of shareholders, which will be held at the Pullman Plaza Hotel, formerly the Radisson Hotel, 1001 Third Avenue, Huntington, West Virginia 25701, on June 14, 2007, at 10:00 a.m., local time, and at all adjournments. The accompanying notice of annual meeting of shareholders and this proxy statement are first being mailed to shareholders on or about May 8, 2007.

REVOCATION OF PROXIES

Shareholders who properly complete their proxy cards retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposal set forth in this proxy statement for consideration at the annual meeting.

We know of no additional matters that will be presented for consideration at the annual meeting. Execution of a proxy, however, confers on the proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the annual meeting or any adjournments.

Proxies may be revoked by sending written notice of revocation to our Corporate Secretary at the address shown above, delivering to us a properly completed proxy bearing a later date, or attending the annual meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the annual meeting. The presence at the annual meeting of any shareholder who had returned a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to our Corporate Secretary prior to the voting of such proxy.

VOTING SECURITIES AND VOTING PROCEDURES

Holders of record of our common stock, par value $1.00 per share, as of the close of business on April 27, 2007, (the “Record Date”), are entitled to one vote for each share then held, except as described below. As of the Record Date, we had 9,594,555 shares outstanding and entitled to vote. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Broker non-votes and proxies marked ABSTAIN will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote FOR the election of the nominees proposed by the nominating committee of the Board of Directors or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Under the West Virginia Business Corporation Act, in the election of directors, holders of common stock possess cumulative voting rights. They have as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose.

Proxies we solicit will be tabulated by an inspector of election designated by our Board of Directors. You may vote your shares:

•	By Internet. Vote at the Internet address shown on your proxy card. The Internet voting system is available 24 hours a day until 6:00 a.m., Eastern Time, on June 14, 2007. Once you are into the Internet voting system, you can record and confirm (or change) your voting instructions.

•	By telephone. Use the toll free telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 6:00 a.m., Eastern Time, on June 14, 2007. Once you are into the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•	By mail. Mark and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. All properly executed proxies will be voted in accordance with the instructions marked on the proxy card. If you return an executed proxy card without marking your instructions, your executed proxy will be voted “FOR” the proposal identified in the preceding Notice of Annual Meeting of Shareholders. Returning a proxy card will not prevent you from voting in person if you attend the annual meeting.

Alternatively, you may attend the annual meeting and vote in person. If you are a stockholder whose shares are not registered in your own name, you will need an assignment of voting rights or a proxy from your stockholder of record to vote personally at the annual meeting.

_ _
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of five percent of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than five percent of our outstanding shares of common stock, as well as the shares owned by our directors and executive officers as a group.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership(1)	Outstanding

All Directors and Executive Officers	3,008,395	31.3%
as a Group (14 persons)

Principal Shareholders:

Marshall T. Reynolds(2)	1,033,318	10.8%
P.O. Box 4040 Huntington, WV 25729

Daniel P. Harrington(3)	745,446	7.8%
30195 Chagrin Boulevard Suite 310 Pepper Pike, OH 44124

Harold D. and Sharron A. Harrison(4)	567,779	5.9%
685 Spring Street Friday Harbor, WA 98250

Heartland Advisors, Inc.(5)	538,400	5.6%
789 North Water Street Milwaukee, WI 53202

Jeffrey Gendell(6)	495,183	5.2%
Tontine Capital Partners, L.P.
31 West 52nd Street 17th Floor New York, NY 10019

(1)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(2)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 12,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(3)	Mr. Harrington’s beneficial ownership includes shared voting and investment power over 699,446 shares held by TVI Corp., of which Mr. Harrington is President and Chief Executive Officer, and sole voting and investment power over 46,000 shares held by the Gates Mills Family Partnership, of which Mr. Harrington is the general partner.

(4)	Harold and Sharron Harrison, who are husband and wife, beneficially own a total of 567,779 or 5.9% of the total outstanding shares. Each individual controls the voting and investment power for their respective shares.

(5)	Based on Schedule 13g filed with the SEC on February 12, 2007. Heartland Advisors, Inc. claims shared voting and investment powers over such shares.

(6)	Based on Schedule 13g filed with the SEC on July 25, 2005. Mr. Gendell claims shared voting and investment power over such shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently is composed of 11 members. Our directors are elected annually to serve for a one-year period and until their respective successors shall have been elected and shall qualify. The nominating committee of the Board of Directors has nominated to serve as directors each of the nominees listed in the table below, each of whom is currently a member of the Board of Directors.

The table below sets forth certain information regarding the composition of our Board of Directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the annual meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

					Shares of Common
					Stock Beneficially
			Director	Current Term to	Owned on Record		Percent
Names and Address(1)	Age(2)	Positions Held	Since	Expire	Date(3)		of Class

Directors/Nominees:

Marshall T. Reynolds	70	Chairman of the Board	1997	2007	1,033,318	(4)	10.8%

John S. Cooper	72	Vice-Chairman of the Board	1997	2007	100,100	(5)	1.0

Carl M. Callaway	70	Director	2004	2007	—		—

Philip E. Cline	74	Director	1998	2007	147,843	(6)	1.5

Daniel P. Harrington	51	Director	1998	2007	745,446	(7)	7.8

A. Michael Perry	70	Director	2004	2007	—		—

Douglas V. Reynolds	31	Director	1998	2007	434,646	(8)	4.5

Neal W. Scaggs	71	Director	1998	2007	242,246		2.5

Phillip Todd Shell	38	Director	2005	2007	10,300		0.1

Kirby J. Taylor	61	Director and Corporate Secretary	1997	2007	20,500	(9)	0.2

Thomas W. Wright	55	Director	2004	2007	207,796	(10)	2.2
Executive Officers Who Are Not Directors

Richard J. Jarosinski	53	President and Chief Executive Officer	N/A	N/A	16,200		0.2

Konstantinos Papazoglou	54	Executive Vice President and Chief Operating Officer	N/A	N/A	50,000	(11)	0.5

John N. Pesarsick	40	Chief Financial Officer	N/A	N/A	—		—

All Directors and Executive Officers as a Group (14 persons)					3,008,395		31.3%

(1)	The mailing address for each person listed is 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250.

(2)	As of March 31, 2007.

(3)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table of any shares of common stock if he has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(4)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 12,246 shares that are beneficially owned by Mr. Reynolds’ spouse.

(5)	Mr. Cooper has sole voting and investment power over all reported shares, except for 60,000 shares that are beneficially owned by Mr. Cooper’s spouse.

(6)	Mr. Cline has 132,043 shares pledged as collateral to secure a line of credit.

(7)	Mr. Harrington’s beneficial ownership includes shared voting and investment power over 699,446 shares held by TVI Corp., of which Mr. Harrington is President and Chief Executive Officer, and sole voting and investment power 46,000 shares held by the Gates Mills Family Partnership, of which Mr. Harrington is the general partner.

(8)	Mr. Reynolds has sole voting and investment power over all reported shares, except for 24,000 shares held in an irrevocable trust, as to which Mr. Reynolds has shared voting and investment power. All of Mr. Reynolds shares are pledged as collateral to secure a business loan.

(9)	Mr. Taylor has 20,500 shares pledged as collateral to secure a line of credit.

(10)	Mr. Wright’s beneficial ownership includes 207,500 shares held by the Wright Family Partnership, of which Mr. Wright is the general partner. Mr. Wright has sole voting and investment power over all such shares. Mr. Wright has 176,000 shares pledged as collateral to secure a line of credit.

(11)	Mr. Papazoglou has sole voting and investment power over all reported shares, except for 7,000 shares beneficially owned by Mr. Papazoglou’s spouse.

Directors

The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors and executive officers have held their present positions for five years unless otherwise stated.

Marshall T. Reynolds has served as our Chairman of our Board of Directors since December 1997. Mr. Reynolds has served as Chief Executive Officer and Chairman of the Board Directors of Champion Industries, Inc., a commercial printer, business form manufacturer and supplier of office products and furniture, from 1992 to the present; President and General Manager of The Harrah & Reynolds Corporation, from 1964 (and sole shareholder since 1972) to present; Chairman of the Board of Directors of the Pullman Plaza Hotel, formerly the Radisson Hotel in Huntington, West Virginia; and Chairman of the Board of Directors of McCorkle Machine and Engineering Company in Huntington, West Virginia. Mr. Reynolds also serves as a director of the Abigail Adams National Bancorp, Inc. in Washington, D.C.; Chairman of the Board of Directors of First Guaranty Bank in Hammond, Louisiana; and Chairman of the Board of Directors of Premier Financial Bancorp in Huntington, West Virginia. Mr. Reynolds is the father of Douglas V. Reynolds, a director of Portec Rail Products, Inc.

John S. Cooper served as President and Chief Executive Officer from December 1997 until October 2006 and has been a member of our Board of Directors of the Company since 1997. Mr. Cooper was appointed Vice Chairman of the Board of Directors effective October 1, 2006. Mr. Cooper was hired by our predecessor in July 1979 as Division Vice President of Operations of our Railcar Division. Mr. Cooper became Division Vice President and General Manager of the Railcar Division in August 1980, Vice President and Group Executive in June 1983, Vice President and General Manager of the Railway Maintenance Products Division in April 1985, Senior Vice President and Group Executive of the Railroad Group in February 1987 and President, Chief Executive Officer and a member of the Board of Directors of the Company in December 1997. Prior to his employment with us, he worked for the American Bridge Division of United States Steel Corporation for 23 years. Mr. Cooper received his degree in civil engineering from Pennsylvania State University.

Carl M. Callaway has served as a member of our Board of Directors since December 2004. Mr. Callaway has been retired since 1988, but previously served as Executive Vice President and Chief Financial Officer of Steel of West Virginia, Inc. from 1982 to 1988. Prior to joining Steel of West Virginia, Inc., Mr. Callaway was a Partner in the firm of Callaway, Trainor and Wright, Certified Public Accountants.

Philip E. Cline has served as a member of our Board of Directors since January 1998. Since June 2001, Mr. Cline has served as the President of River City Associates, Inc. and General Manager of the Pullman Plaza Hotel, formerly the Radisson Hotel, in Huntington, West Virginia. He served as President of Monumental Concrete from June 1999 to June 2001. Mr. Cline served as President and Chief Executive Officer of Broughton Foods Company from November 1996 to June 1999. He was employed in various capacities, including Vice President and Treasurer, Executive Vice President and Consultant by J. H. Fletcher & Co., a manufacturer of underground mining equipment in Huntington, West Virginia from 1968 to 1996. He presently serves on the Board of Directors of J.H. Fletcher & Co.; the Board of Directors of the Logan Corporation, a distributor of mining industrial and construction supplies; the Board of Directors of Champion Industries, Inc., and the Board of Directors of C.J. Hughes Construction Company.

Daniel P. Harrington has served as a member of our Board of Directors since January 1998. Since 1991, Mr. Harrington has served as the President, Chief Executive Officer and a director of HTV Industries, Inc., a privately held company engaged in manufacturing and investments in various industries. Mr. Harrington is President of TVI Corporation, which is a wholly owned subsidiary of HTV Industries, Inc. Mr. Harrington is a director of Biopure Corporation in Boston, Massachusetts; Churchill Downs, Inc. in Louisville, Kentucky; First Guaranty Bank in Hammond, Louisiana; and First State Financial Corporation in Sarasota, Florida.

A. Michael Perry has served as a member of our Board of Directors since April 2004. Mr. Perry served as Chief Executive Officer of Bank One West Virginia Corporation (formerly Key Centurian Bancshares, Inc.) from 1983 until his retirement in June 2001. He also served that institution as Chairman of the Board of Directors from November 1993 until June 2001, and as President from 1983 until 1993. Mr. Perry is a member of the Board of Directors of Champion Industries, Inc. and Arch Coal, Inc.

Douglas V. Reynolds has served as a member of our Board of Directors since January 1998. Mr. Reynolds has been engaged in the practice of law since June 2003. He previously served as an attorney for the public defenders office of Cabell County from May 2001 to June 2003. Mr. Reynolds is President of the Transylvania Corporation, Chairman of the Board of Directors of C.J. Hughes Construction Company, and a director of The Harrah & Reynolds Corporation and Abigail Adams National Bancorp, Inc. Mr. Reynolds is a graduate of Duke University and holds a law degree from West Virginia University. Mr. Reynolds is the son of Marshall T. Reynolds, our Chairman of the Board.

Neal W. Scaggs has served as a member of our Board of Directors since January 1998. Since 1961, Mr. Scaggs has served as the President of Baisden Brothers, Inc. Mr. Scaggs is a director of Champion Industries, Inc., Premier Financial Bancorp, Inc., Energy Services Acquisition Corporation, Logan Corporation and C. J. Hughes Construction Company, and serves as Chairman of the Board of Directors of First State Financial Corporation and Bucane, Inc.

Phillip Todd Shell has served as a member of our Board of Directors since September 2005. Since 1991 Mr. Shell has held the position of Chief Investment Officer of Guyan International. Mr. Shell has also held the positions of Chief Financial Officer of Guyan Machinery since June 1997 and Chief Financial Officer of Guyan Machinery Rebuilders since 2001. Mr. Shell is a member of the Board of Directors of Guyan Machinery Rebuilders, Caspian Holdings of Delaware, Guyan Machinery Company, and Abigail Adams National Bancorp, Inc. Mr. Shell graduated from the University of Georgia in 1991, and received an MBA from Marshall University in 1996.

Kirby J. Taylor has served as our Corporate Secretary and a member of our Board of Directors since December 1997. Mr. Taylor served as President and Chief Operating Officer of Champion Industries, Inc. from September 2000 to January 2005. Mr. Taylor was President and Chief Executive Officer of Action Business Consulting, a management-consulting firm, from November 1997 to September 2000. He previously spent four years with General Electric, twenty-two years with Tenneco Inc., two years with Outboard Marine Corp. and two years with Addington Resources, Inc. Mr. Taylor is a member of the Board of Directors of C.J. Hughes Construction Company and Pritchard Electric Company, Inc.

Thomas W. Wright has served as a member of our Board of Directors since April 2004. He has served as Chief Executive Officer of NexQuest, Inc. since 1996. From 1971 to 1996, Mr. Wright was President/Owner and then President of an industrial services company. Mr. Wright is a member of the Board of Directors of Premier Financial Bancorp, Inc. He previously served as Board Chairman of Rose Hill Christian School, and Regional Vice Chairman and board member for Kentucky Chamber of Commerce. He is a former member of the Eastern Kentucky University Foundation and a former director of National City Bank.

Executive Officers of Portec Rail Products, Inc. Who Are Not Directors

Richard J. Jarosinski has been employed by our predecessor since 1975. Effective October 1, 2006, Mr. Jarosinski was appointed as our President and Chief Executive Officer. Prior to his appointment, Mr. Jarosinski was Group Vice President responsible for the overall management of the Railway Maintenance Products Division (RMP), Salient Systems, Inc. and Kelsan Technologies Corp. Mr. Jarosinski previously held the title of President and General Manager of RMP since January 1998. Mr. Jarosinski served as a member of our Board of Directors from January 1998 until May 2004.

Konstantinos Papazoglou has been employed by our predecessor since 1978. Effective October 1, 2006, Mr. Papazoglou was appointed as our Executive Vice President and Chief Operating Officer. Prior to his appointment, Mr. Papazoglou was Group Vice President responsible for the overall management of the Shipping Systems Division, Portec, Rail Products Ltd. and Portec Rail Products (UK) Ltd. Mr. Papazoglou previously held the title of President of Portec, Rail Products Ltd. since January 1998. Mr. Papazoglou served as a member of our Board of Directors from January 1998 until May 2004.

John N. Pesarsick has been employed by us since 2003.  In April 2006, Mr. Pesarsick was appointed as our Chief Financial Officer, having previously served as our Corporate Controller since April 2005. Prior to April 2005, he held positions in our Corporate Accounting department. Prior to joining us in 2003, he was employed by NCS Healthcare, Inc. as a Regional Assistant Controller since 2000. Mr. Pesarsick is a Certified Public Accountant and holds a Bachelor’s Degree in Accounting from Robert Morris University.

Service on Public Company Boards

Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Scaggs and Wright are directors of Premier Financial Bancorp, Inc. of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Marshall Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Energy Services Acquisition Corporation of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Messrs. Marshall Reynolds and Harrington are directors of First Guaranty Bank of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Perry is a director of Arch Coal, Inc. which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Messrs. Marshall and Douglas Reynolds and Shell are directors of Abigail Adams National Bancorp, Inc. of Washington D.C., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Marshall Reynolds is chairman of the board of directors and Messrs. Cline, Perry and Scaggs are directors of Champion Industries, Inc. of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Scaggs is chairman of the board of directors and Messrs. Harrington, Marshall Reynolds, Shell and Wright are directors of First State Financial Corporation of Sarasota, Florida, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

Mr. Harrington is a director of Biopure Corporation of Cambridge, Massachusetts and Churchill Downs Inc., of Louisville, Kentucky, which have a class of securities registered pursuant to the Securities Exchange Act of 1934.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The Board of Directors has determined that Messrs. Callaway, Harrington, Perry, Scaggs, Shell and Wright, are “independent directors” within the meaning of such standards.

The Board of Directors has adopted a policy that the independent directors of the Board of Directors shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.

The Board of Directors has also determined that each member of the Audit Committee of the Board meets the independence requirements applicable to that committee prescribed by the NASDAQ Marketplace Rules, the SEC and the Internal Revenue Service.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our officers and directors and beneficial owners of greater than 10% of our common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in our Proxy Statement or Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of our common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2006, no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Meetings and Committees of the Board of Directors

The Board of Directors meets quarterly, or more often as may be necessary. The Board of Directors has four standing committees: the executive committee, compensation committee, nominating committee and audit committee. The Board of Directors held four regularly scheduled meetings and three special meeting during 2006. Messrs. Callaway, Harrington, D. Reynolds, Scaggs and Wright attended fewer than 75% in the aggregate of the total number of board meetings held. Of the directors serving on the Company’s other committees, Messrs. Harrington, Perry and Wright attended fewer than 75% of the total number of committee meetings on which he served during 2006.

Executive Committee.  The executive committee generally has the power and authority to act on behalf of the Board of Directors while the Board of Directors is not in session, except as otherwise provided by law and subject at all times to the direction of the Board of Directors. The executive committee is comprised of Directors Marshall T. Reynolds (Chairman), Douglas V. Reynolds, Kirby J. Taylor and John S. Cooper. The executive committee did not meet during 2006.

Compensation Committee.  The compensation committee is responsible for recommending to the full Board of Directors the compensation of the chief executive officer and senior management, reviewing and administering overall compensation policy, including setting performance measures and goals, administering any stock-based compensation plans as may be adopted, approving benefit programs, establishing compensation of the Board of Directors and other matters of personnel policy and practice. The compensation committee is comprised of Directors Harrington (Chairman), Perry and Shell. Each member of the compensation committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. Our Board of Directors has adopted a written charter for the compensation committee. A copy of the compensation committee charter is also available at the Company’s website at http://www.portecrail.com. The compensation committee met three times during 2006. The report of the compensation committee is included elsewhere in the proxy statement.

Nominating Committee.  The nominating committee consists of Directors Scaggs (Chairman), Shell and Wright. Each member of the nominating committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. Our Board of Directors has adopted a written charter for the nominating committee. A copy of the nominating committee charter is also available at our website at http://www.portecrail.com. The nominating committee met once during 2006.

The functions of the nominating committee include the following:

•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership; and

•	to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines.

The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the nominating committee or the Board decides not to nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. In addition, the nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.

The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”

Audit Committee.  The audit committee consists of Directors Callaway (Chairman), Harrington and Scaggs. Each member of the audit committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The board of directors has determined that Director Callaway qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. Mr. Callaway has significant experience as a result of his experience as chief financial officer of Steel of West Virginia, Inc. and his experience as a Certified Public Accountant.

The audit committee meets with our financial management and independent auditors and reviews the accounting principles and the scope and control of our financial reporting practices, and makes reports and recommendations to the Board of Directors with respect to audit matters. The audit committee also has the authority to approve the annual appointment of our independent registered public accounting firm and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with our independent registered public accounting firm’s annual audit and annual consolidated financial statements; and reviews with management the status of internal accounting controls and internal audit procedures and results.

The audit committee met six times during 2006. The Board of Directors has adopted a written charter for the audit committee. A copy of the audit committee charter is available at our website at http://www.portecrail.com.

Procedures for the Nomination of Directors by Shareholders

The nominating committee has adopted procedures for the submission of director nominees by shareholders. If a determination is made that an additional candidate is needed for the Board of Directors, the nominating committee will consider candidates submitted by our shareholders. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250. The Corporate Secretary must receive a submission not less than forty-five (45) days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the nominating committee;

•	the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between us and the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future. There have been no changes in these procedures since they were last disclosed in the proxy statement for our 2006 annual meeting of shareholders.

Shareholder Communications with the Board

A shareholder who wants to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (collectively the “Codes”). The Codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. A copy of the Code of Ethics is available on our website at http://www.portecrail.com. Amendments to and waivers from the Code of Ethics will also be disclosed on our website.

Audit Committee Report

In accordance with rules established by the SEC, the audit committee has prepared the following report for inclusion in this proxy statement:

As part of its ongoing activities, the audit committee has:

•	reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2006;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Carl M. Callaway (Chairman)
Daniel P. Harrington
Neal W. Scaggs

Compensation Committee Interlocks and Insider Participation

Under the policies of the Board of Directors, the Compensation Committee approves the salaries to be paid each year to the chief executive officer and senior management. The compensation committee is comprised of independent directors. Under the board’s policies, any director who is also one of our executive officers, will not participate in the Board of Director’s determination of compensation for their respective offices.

During the year ended December 31, 2006, (i) no executive of Portec Rail Products, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Portec Rail Products, Inc.; (ii) no executive officer of Portec Rail Products, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Portec Rail Products, Inc.; and (iii) no executive officer of Portec Rail Products, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Portec Rail Products, Inc.

Compensation Discussion and Analysis

Overview

Our named executive officer compensation plan aims to reward exceptional performance and retain experienced executives who, combined, have more than 89 years of service with Portec Rail Products, Inc., and our predecessor Portec Inc., during which time they have held different positions and have been promoted to increasing levels of responsibility. Furthermore, through our compensation plan, we seek to attract and develop executives whom we believe are capable of maximizing the growth of our business. Additionally, through our compensation plan, we seek to align the personal interests of our named executive officers with our financial performance goals and targets and to establish among our executives a vested interest in creating and growing shareholder value. Consequently, we have designed and implemented a plan whose compensation elements will advance our objectives. These elements include an annual salary and discretionary bonus, equity incentive compensation, retirement benefits in the form of a defined benefit pension plan (in the United States) and a Canadian post-retirement benefit plan, deferred compensation in the form of defined contribution plans and other benefits. In developing the compensation package for each executive, we consider several factors including current cash and non-cash compensation, future compensation potential and total compensation cost relative to the overall size of our organization and as a portion of our operating costs in order to balance appropriately compensating our executives with furthering our shareholders’ interests.

Determining Compensation

The Board of Directors delegates to the Compensation Committee the authority to determine and approve the compensation of the chief executive officer and senior management. The Compensation Committee reserves the right to recommend elements of executive compensation to the Board of Directors for its approval. The Compensation Committee does not use strict numerical formulas to determine changes in compensation for our named executive officers; however, a variety of different factors are weighed in deliberations, including emphasis on profitability and scope of operations, experience and expertise, and management skills of the executive officers and their roles in our future success. While each of the quantitative and qualitative factors described above are considered by the Compensation Committee, such factors are not assigned a specific weight in evaluating the performance of our named executive officers.

Elements of Compensation

Base Salary

Base salaries recognize the experience, knowledge, skills, scope of responsibilities, period of time over which these responsibilities have been performed and leadership of our named executive officers. Additionally, when setting base salaries, the Compensation Committee considers a variety of factors including the results of the independent review of the competitiveness of the total compensation program, contribution to our long-term goals, financial results, work environment, performance targets, affordability and each executive’s base salary relative to peers within the Company. Base salaries are reviewed by the Compensation Committee annually, but may be reviewed more frequently in order to reflect a promotion or to realign an executive’s salary with new responsibilities or performance. Base salaries meet three of the objectives of our executive compensation plan by providing a reward for exceptional performance, by providing an incentive to remain with us and by attracting new talent.

Bonus

Our named executive officers are eligible for an annual cash bonus. The payment of a bonus is discretionary, and if one is paid, is calculated as a percentage of the employee’s current year eligible wages. We do not have a formal policy that delineates the targets that need to be achieved in order to trigger a specific percentage payout for executives. Instead, the Compensation Committee evaluates our financial performance against expectations established at the beginning of the year, which include revenue growth, net income growth and earnings per share, and recommends what it deems to be an appropriate bonus amount. For fiscal years 2006, 2005, and 2004, the annual bonus for each named executive officer was 30%, 50%, and 50%, respectively, of eligible wages. Mr. Pesarsick became eligible for the executive bonus plan during 2006. Although no formal policy exists that dictates the timing of a bonus payment, historically, annual executive bonuses have been paid during the first quarter, after formal review and approval of the prior fiscal year results.

Although we do not have formal guidelines that dictate bonus payout percentages, our informal policy has tied the amount of the bonus payout to the annual performance of the Company. As our bonus percentage payout is discretionary, it motivates our executives to strive to attain the financial goals of the Company; consequently, this satisfies one of the objectives of the compensation plan — to align the executives’ personal interests with the interest of the Company.

Equity Incentive Compensation

In June 2006, our shareholders ratified the Portec Rail Products, Inc. 2006 Stock Option Plan (the Option Plan), which authorizes the issuance of up to 150,000 shares of common stock of Portec Rail Products, Inc. pursuant to grants of incentive and non-statutory stock options. The Option Plan will be able to make awards to the extent shares are available for a period of ten years from the date of stockholder approval, or until June 8, 2016. During 2006, the Company did not award any incentive or non-statutory stock options to the named executive officers. On January 16, 2007, 5,000 stock options with an exercise price of $9.65 per stock option were granted to Messrs. Jarosinski, Papazoglou, and Pesarsick. The stock options will vest ratably over a 5-year vesting period and will expire on January 16, 2017.

By granting stock option awards to our named executive officers, we accomplish three of the goals of our overall executive compensation plan. First, the stock option grants reward our executives for exceptional performance, dedication, and hard work. Second, the stock option awards align the personal interests of our executives with the interests of our shareholders as both will benefit from an increase in value of our common stock. Third, by requiring that the stock option awards be subject to a vesting period, we seek to retain experienced and talented executives by rewarding them over the long-term.

Retirement Benefits

Certain of our named executive officers will receive retirement benefits from our noncontributory, defined benefit pension plan, the Portec Rail Products, Inc. Retirement Plan (the “Retirement Plan”). The Board of Directors of Portec Rail Products, Inc. voted on August 26, 2003 to freeze the Retirement Plan effective December 31, 2003, meaning that no benefits will accrue to participants after that date. Credited service earned after December 31, 2003, will not be taken into account, and no new hire or rehired participants will be permitted to join the Retirement Plan after that date; however, the benefit that a person had earned as of December 31, 2003 will not be reduced in any way. Employees with five or more years of service are entitled to annual pension benefits beginning at age 65. The Retirement Plan permits early retirement at ages 55 through 64. If employees terminate before rendering five years of service, they forfeit the right to receive their accumulated plan benefits. Full and immediate vesting occurs upon the completion of five years of service. The pension benefits of a salaried participant under the Retirement Plan are equal to 1.4% of their final average earnings multiplied by credited service from December 31, 1991 through December 31, 2003. Additional benefit provisions apply for salaried employees hired prior to January 1, 1992. The normal form of benefit from the Retirement Plan for a single participant is a life annuity, or for a married participant, a qualified joint and survivor annuity.

Messrs. Jarosinski, Cooper, and Michael Bornak (our former Chief Financial Officer) are eligible for benefits under the Retirement Plan. Messrs. Jarosinski and Cooper were part of our predecessor’s defined benefit pension plan (Portec Incorporated Employees Retirement Program), and as such, they are entitled to benefits accrued while a participant of that plan and have received credit for their years of service with Portec Inc. Mr. Cooper currently receives an annual benefit from the plan. Messrs. Pesarsick and Papazoglou are not covered by the Retirement Plan, as Mr. Pesarsick was a new hire at the time the plan was frozen and Mr. Papazoglou is ineligible because he is a resident of Canada.

Mr. Papazoglou will receive benefits under our Canadian operation post-retirement benefit plan, which provides retiree life insurance, health care benefits, and dental care. The only requirement necessary for participation in this plan is ten years of service with the Company. Health care and dental care are lifetime benefits, which provide additional coverage to retirees over and above the medical insurance provided by the Canadian government. The Company does not make regular contributions to this plan; rather, the Company is responsible for the payment of the premiums to purchase this insurance.

Deferred Compensation

Our named executive officers receive deferred compensation through one of our defined contribution plans. Messrs. Jarosinski, Pesarsick, Cooper and Bornak are covered by our United States defined contribution 401(k) plan. Under the terms of the plan, we contribute 3% of each executive’s monthly compensation as a non-elective contribution and may also contribute up to 50% of the first 6% of each executive’s compensation contributed to the plan as an annual profit sharing match, depending on certain profitability thresholds. For purposes of this plan, compensation includes the executive’s base salary and annual bonus. As a plan participant, each executive may contribute the lesser of 15% of his annual salary or the IRS designated contribution limit for the period. For executives who are age 50 or older and who are contributing the maximum deferral, an additional catch-up contribution is allowed, which enables the executive to defer an additional amount up to an IRS specified limit. Executives are immediately vested in any monies that they contribute to the plan and in the 3% non-elective, monthly contribution made by the Company. Vesting for the annual profit sharing match occurs ratably over a three year period.

Executives may begin withdrawing benefit payments from their 401(k) plans at age 59 1/2 in the form of installment payments or a lump sum payment. Early withdrawal is permitted for the purchase of a primary residence, prevention of eviction from primary residence, medical expenses or educational expense. The provisions of the defined contribution 401(k) plan are the same for named executive officers as they are for all full-time employees.

Mr. Papazoglou is covered by our Canadian Simplified Pension Plan, which is similar to a defined contribution plan. Under the terms of the plan, the Company may contribute 4% of his compensation as a non-elective contribution. For purposes of this plan, compensation includes the executive’s base salary and annual bonus. This amount is immediately vested, but cannot be withdrawn until age 65; however, the plan does permit early retirement before age 65. The provisions of the Canadian Simplified Pension Plan are the same for Mr. Papazoglou as they are for all non-union employees of our Canadian operation near Montreal.

In addition, Mr. Papazoglou is covered by our Canadian Group Registered Retirement Savings Plan, which is also similar to a defined contribution plan. Under the terms of the plan, an employee may contribute the lesser of 18% of his compensation or the maximum allowable limit set by the Income Tax Act in Canada. Compensation includes the executive’s base salary and his annual bonus. The Company may contribute up to 30% of the first 6% contributed by the employee. The 30% contribution is at the discretion of management, and may be changed as long as the change is made prior to December 15th of the preceding year. Both the employee’s contribution and the 30% employer contribution vest immediately; however, neither the employee’s contribution nor the 30% contribution can be withdrawn without penalty unless a financial hardship exists. An employee may begin withdrawing from the plan at any time prior to the end of the calendar year in which he reaches age 69. The provisions of the Canadian Group Registered Retirement Savings Plan are the same for Mr. Papazoglou as they are for all non-union employees of our Canadian operation near Montreal.

Our defined contribution plans compensate our executives for their dedicated service and hard work by providing a benefit to them during their retirement. Additionally, as the annual profit sharing match is a discretionary amount based upon the financial performance of the Company during the year, it motivates our executives to further the Company’s interest in order to maximize their benefits. For the 2006 fiscal year, the annual profit sharing match paid to executives as well as all plan participants was equal to 40% of the first 6% of each employee’s compensation contributed to the plan.

Other Benefits

The Company provides basic life insurance coverage and basic accidental death and dismemberment (AD&D) coverage for each of our named executive officers, except for Mr. Bornak, who terminated his employment with the Company in February 2006. Messrs. Jarosinski and Pesarsick have life insurance and AD&D policies with coverage equal to one and a half times their annual salaries. Mr. Cooper has life insurance and AD&D coverage equal to 50% of one and a half times his annual salary. Mr. Cooper has a reduced level of coverage because of his age. Mr. Papazoglou has life insurance and AD&D coverage of three times his annual salary up to a limit of $261,600. The Company pays all of the annual premiums, but we are not the beneficiary of the policy. Each executive designates his own beneficiary of the policy.

We also provide each executive with travel and accident insurance with coverage of $500,000 per executive. The Company also provides this coverage to certain other non-executive employees. The policy has 24-hour, 7-day per week coverage for accidental death, dismemberment or paralysis if the executive is injured or killed during business or pleasure. We pay all of the annual premiums, but we are not the beneficiary of the policy. Each executive designates his own beneficiary of the policy.

No Employment or Severance Agreements

Our executives do not have employment contracts, severance agreements for termination of employment with or without cause, or change-in-control agreements. Our executives serve at the pleasure of our Board of Directors, which provides us with the flexibility to terminate under-performing executives. Additionally, by not having employment contracts or severance agreements with our executives, we are promoting the performance objective of our compensation plan.

Report of the Compensation Committee on Executive Compensation.  The Compensation Committee of the Company has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee approves that the “Compensation Discussion and Analysis” be included in this proxy statement.

This report has been provided by the compensation committee:

Daniel P. Harrington (Chairman)
A. Michael Perry
Philip Todd Shell

Executive Compensation

Chief Executive Officer Compensation

On January 1, 2006, Mr. Cooper, who at that time was our President and Chief Executive Officer, received an increase in his base salary of 5% resulting in a new annual base salary of $154,000. Mr. Cooper’s previous base salary increase occurred on January 1, 2005. On October 1, 2006, Mr. Cooper retired as President and Chief Executive Officer and assumed the position of Vice-Chairman of the Board of Directors. His new position required a reduced work schedule with a corresponding decrease in base salary by 50% to $77,000.

On January 1, 2006, Mr. Jarosinski, who at that time was Group Vice-President, received an increase in his base salary of 14% resulting in a new annual base salary of $148,000. Mr. Jarosinski’s previous base salary increase occurred on January 1, 2005. On October 1, 2006, Mr. Jarosinski was promoted to President and Chief Executive Officer with a new base salary of $166,000.

Chief Financial Officer Compensation

On January 1, 2006, Mr. Bornak, who at that time was our Chief Financial Officer, received an increase in his base salary of 11% resulting in a new annual base salary of $136,000. Mr. Bornak’s previous base salary increase occurred on January 1, 2005. Mr. Bornak resigned as CFO of Portec Rail Products, Inc. in February 2006.

On April 1, 2006, Mr. Pesarsick, previously our Corporate Controller, was appointed Chief Financial Officer. We increased Mr. Pesarsick’s base salary to $92,000 to reflect his increased responsibilities. On October 1, 2006, Mr. Pesarsick received a merit increase of 12% resulting in a new annual base salary of $104,000.

Chief Operating Officer Compensation

On January 1, 2006, Mr. Papazoglou, who at that time was Group Vice-President, received an increase in his base salary of 6% resulting in a new annual base salary of $153,000 ($174,000 Canadian dollars). Mr. Papazoglou’s previous base salary increase occurred on January 1, 2005. On October 1, 2006, Mr. Papazoglou was promoted to Executive Vice-President and Chief Operating Officer. In conjunction with this promotion, Mr. Papazoglou received an increase in his base salary to $156,000 ($184,000 Canadian dollars).

Summary Compensation Table.  The following table shows the compensation of Richard J. Jarosinski, our principal executive officer, John S. Cooper, who until October 1, 2006 was our President and Chief Executive Officer, John N. Pesarsick, our principal financial officer, Michael D. Bornak, who until February 2006 was our principal financial officer and Konstantinos Papazoglou, our principal operating officer, who received total compensation of $100,000 during the past fiscal year for services to Portec Rail Products, Inc. and its subsidiaries during the year ended December 31, 2006.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and Non-
							Qualified
						Non-equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary(1)	Bonus(2)	Awards	Awards	Compensation	Earnings(3)	Compensation(4)	Total
Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Richard J. Jarosinski,	2006	$152,500	$45,800	$—	$—	$—	$17,800	$12,800	$228,900
President and Chief Executive Officer

John S. Cooper,	2006	$134,800	$40,400	$—	$—	$—	$(16,000)	$10,400	$185,600
former President and Chief Executive Officer

Konstantinos Papazoglou,	2006	$156,200	$46,900	$—	$—	$—	$—	$9,900	$213,000
Executive Vice President and Chief Operating Officer(5)

John N. Pesarsick,	2006	$90,800	$27,200	$—	$—	$—	$—	$7,700	$125,700
Chief Financial Officer

Michael D. Bornak,	2006	$19,400	$—	$—	$—	$—	$2,200	$5,600	$27,200
former Chief Financial Officer(6)

(1)	Represents cash-basis salaries paid to our named executive officers in 2006 rather than their annual salaries at a particular point in time.

(2)	Represents bonus earned for 2006, but paid in the first quarter of 2007.

(3)	Represents the aggregate change in pension value and non-qualified deferred compensation earnings. Although our Retirement Plan was frozen as of December 31, 2003, changes in the actuarial tables will create a change in pension value between measurement dates. Negative amounts are not included in the total column.

(4)	Amounts represent life, accidental death and dismemberment, and travel and accident insurance premiums ($2,200, $1,200, $700, $1,300 and $200 for Messrs. Jarosinski, Cooper, Papazoglou, Pesarsick and Bornak, respectively) paid by the Company. Additionally, included in the amount above are employer contributions under our United States defined contribution 401(k) plan ($10,600, $9,200, $6,400 and $700 for Messrs. Jarosinski, Cooper, Pesarsick and Bornak, respectively) and its Canadian Simplified Pension Plan and Group Registered Retirement Savings Plan ($9,200 for Mr. Papazoglou). Perquisites and personal benefits are not included with all other compensation as they represent less than $10,000 of compensation.

(5)	Mr. Papazoglou receives all of his compensation in Canadian dollars. The amounts presented in the table above were translated into U.S. dollars using an average foreign exchange rate for the full year 2006.

(6)	All other compensation for Mr. Bornak includes consulting fees paid to him of $4,700 for consulting services that he provided to us after his resignation.

Plan-Based Awards.  During the year ended December 31, 2006, we did not grant any equity or non-equity incentive plan awards to our named executive officers.

Outstanding Equity Awards at Year End.  As of December 31, 2006, none of our named executive officers had any outstanding equity awards.

Options Exercised/Stock Vested.  During the year ended December 31, 2006, none of our named executive officers exercised stock options or vested in common stock awards.

Pension Benefits.  The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2006 for the named executive officers.

Pension Benefits at and for the Fiscal Year

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Last Fiscal Year ($)

Richard J. Jarosinski, President and Chief Executive Officer	Portec Rail Products, Inc. Retirement Plan	28.49	$327,700	$—
John S. Cooper, former President and Chief Executive Officer	Portec Rail Products, Inc. Retirement Plan	22.50	$502,400	$52,400
Konstantinos Papazoglou, Executive Vice President and Chief Operating Officer	N/A	N/A	N/A	N/A
John N. Pesarsick, Chief Financial Officer	N/A	N/A	N/A	N/A
Michael D. Bornak, former Chief Financial Officer	Portec Rail Products, Inc. Retirement Plan	5.97	$39,500	$—

Deferred Compensation.  The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2006 for the named executive officers.

Nonqualified Deferred Compensation at and for the Fiscal Year

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY(1) ($)	Last FY(2) ($)	Last FY(4) ($)	Distributions ($)	Last FYE(5) ($)

Richard J. Jarosinski, President and Chief Executive Officer	$15,000	$10,600	$15,800	$—	$144,900
John S. Cooper, former President and Chief Executive Officer	$14,600	$9,300	$27,500	$—	$180,300
Konstantinos Papazoglou, Executive Vice President and Chief Operating Officer(3)	$—	$9,200	$35,500	$—	$266,700
John N. Pesarsick, Chief Financial Officer	$7,500	$6,500	$3,700	$—	$33,000
Michael D. Bornak, former Chief Financial Officer	$4,900	$700	$12,900	$—	$103,900

(1)	All amounts listed in the “Executive contributions in last fiscal year” were included in the Summary Compensation Table under “Salary”.

(2)	All amounts listed in the “Registrant contributions in last fiscal year” were included in the Summary Compensation Table under “All Other Compensation”.

(3)	All contributions made by Mr. Papazoglou or by the Company were made in Canadian dollars. For presentation in the table above, these amounts were translated into U.S. dollars using an average foreign exchange rate for the full year 2006. Mr. Papazoglou’s “Aggregate balance at last fiscal year end” was translated from Canadian dollars into U.S. dollars using the foreign exchange rate on December 31, 2006.

(4)	The amounts listed in “Aggregate earnings in last fiscal year” reflect net gains earned during 2006 on employee and employer contributions to the defined contribution plans.

(5)	The amount listed as the “Aggregate balance at last fiscal year end” represents the balance in Mr. Papazoglou’s Simplified Pension Plan (defined contribution plan and Group Registered Retirement Savings Plan. A portion of Mr. Papazoglou’s Group Registered Retirement Savings Plan is held in his spouse’s name and is not displayed in the table above.

Director Compensation

Our non-employee directors are paid $500 for each meeting of the Board of Directors that they attend. No committee fees have been paid. All directors are entitled to be reimbursed for their expenses incurred while attending meetings of the Board of Directors.

Directors’ Summary Compensation Table.  Set forth below is summary compensation for each of our non-employee directors.

DIRECTOR COMPENSATION

					Change
					in Pension
					Value and
					Non-Qualified
	Fees Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Marshall T. Reynolds	$3,500	$—	$—	$—	$—	$—	$3,500
Carl M. Callaway	$2,500	$—	$—	$—	$—	$—	$2,500
Philip E. Cline	$3,500	$—	$—	$—	$—	$—	$3,500
Daniel P. Harrington	$2,500	$—	$—	$—	$—	$—	$2,500
A. Michael Perry	$3,000	$—	$—	$—	$—	$—	$3,000
Douglas V. Reynolds	$2,000	$—	$—	$—	$—	$—	$2,000
Neal W. Scaggs	$2,500	$—	$—	$—	$—	$—	$2,500
Philip Todd Shell	$3,000	$—	$—	$—	$—	$—	$3,000
Kirby Taylor	$3,000	$—	$—	$—	$—	$—	$3,000
Thomas W. Wright	$2,000	$—	$—	$—	$—	$—	$2,000

Certain Relationships and Related Transactions

Since January 1, 2006, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.

FEES PAID TO OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Set forth below is certain information concerning aggregate fees billed for professional services rendered during fiscal years 2006 and 2005 by BKD, LLP.

	2006	2005

Audit Fees	$549,256	$152,105
Audit-related Fees	—	8,168
Tax Fees	92,878	92,460
All Other Fees	44,890	16,812

Total Fees	$687,024	$269,545

Audit Fees.  Includes financial statement audit fees for 2006 and 2005, audit fees for internal control over financial reporting (2006 only) and fees for SAS 100 reviews of Forms 10-Q and 10-K in 2006 and 2005, including expenses.

Audit-related Fees.  Includes fees for accounting research and review of Form 8-K filings.

Tax Fees.  Includes fees for tax return preparation, tax research and foreign tax advice.

All Other Fees.  Fees include due diligence assistance related to Coronet Rail, Ltd. and Vulcan Chain Corporation, assistance with SEC Comment letter and Form S-8.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee adopted a policy requiring pre-approval of all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s annual meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office located at 900 Old Freeport Road, Pittsburgh, Pennsylvania 15238-8250, no later than January 10, 2008. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in this Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the annual meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Securities Exchange Act of 1934.

MISCELLANEOUS

The cost of solicitation of proxies in the form enclosed herewith will be borne by us. Proxies also may be solicited personally or by mail, telephone or telegraph by our directors, officers and employees, without additional compensation therefor. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees which are beneficially owned by others, to send proxy materials to and to obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so. The Company has retained Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist the Company in the solicitation of proxies for the Annual Meeting, for a fee of $4,000 plus out-of-pocket expenses.

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO JOHN N. PESARSICK, PORTEC RAIL PRODUCTS, INC., 900 OLD FREEPORT ROAD, PITTSBURGH, PENNSYLVANIA 15238-8250, OR CALL US AT (412) 782-6000.

BY ORDER OF THE BOARD OF DIRECTORS

Kirby J. Taylor
Corporate Secretary

Pittsburgh, Pennsylvania
May 8, 2007

c/o National City Bank
Shareholder Services Operations
LOC 5352
P. O. Box 94509
Cleveland, OH 44101-4509

Vote by Telephone

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Access the website and cast your vote: www.cesvote.com	Return your proxy in the postage-paid envelope provided.
Vote 24 hours a day, 7 days a week!
If you vote by telephone or Internet, please do not send your proxy by mail.
è
If voting by mail, Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

(Continued from other side)
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.
The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated May 8, 2007 and the Company’s 2006 Annual Report.

Dated:	, 2007

SIGNATURE OF Shareholder(s)
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
If voting by mail, Proxy must be signed and dated below.
ê  Please fold and detach card at perforation before mailing.  ê

REVOCABLE PROXY	ANNUAL MEETING OF SHAREHOLDERS JUNE 14, 2007
The undersigned hereby appoints Philip Todd Shell and Kirby J. Taylor with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Portec Rail Products, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”) to be held at the Pullman Plaza Hotel (formerly the Radisson Hotel), 1001 Third Avenue, Huntington, West Virginia 25701 on June 14, 2007, at 10:00 a.m., local time. The proxy holders are authorized to cast all votes to which the undersigned is entitled as follows:

1.	The election as directors of all nominees listed below each to serve for a one-year term.

	(01) Marshall T. Reynolds	(02) John S. Cooper	(03) Carl M. Callaway	(04) Philip E. Cline
	(05) Daniel P. Harrington	(06) A. Michael Perry	(07) Douglas V. Reynolds	(08) Neal W. Scaggs
	(09) Philip Todd Shell	(10) Kirby J. Taylor	(11) Thomas W. Wright.

FOR	VOTE WITHHELD

☐	☐

INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line below.

Should a shareholder wish to cumulate their votes for the election of directors, they should indicate the director(s) for whom they wish to cumulate their vote for and the number of votes they wish to cast for the individual below. You may distribute your votes by multiplying the number of shares you own by the number of nominees up for election and then allocate your votes among the candidates you designate.

The Board of Directors recommends a vote “FOR” the listed proposal.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.